Exhibit 28(q)(2)

TEXAS CAPITAL FUNDS TRUST CONSENT TO ACTION WITHOUT A MEETING

April 23, 2026

We, the undersigned, being the Board of Trustees (the “Board”) of the Texas Capital Funds Trust (the “Trust”), a Delaware statutory trust, and acting by consent in lieu of a meeting pursuant to the authority set forth in Article IV, Section 3 of the Trust’s Agreement and Declaration of Trust and Article II, Section 9 of the Trust’s By-Laws, take the following actions on behalf of the Trust:

RESOLVED, that the use of the Power of Attorney executed by the Trustees and certain officers of the Trust appointing J. Steven Orr, Joel Colpitts, Neil Rajan, Karen Jacoppo-Wood, Allison M. Fumai, Stephanie A. Capistron, and Stephen T. Cohen as attorneys-in-fact for the purpose of signing and filing on behalf of the Trust its registration statements and any amendments thereto under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, with the U.S. Securities and Exchange Commission is hereby authorized and approved, and the attorneys in-fact are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney.

This written consent may be executed in one or more counterpart signatures, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same original instrument, shall have the same effect as if adopted by the affirmative vote of the Board at a duly constituted meeting, and shall be effective upon the receipt of the consent (either in writing or by electronic transmission) of a majority of Trustees. The Trust is hereby directed to file this written consent in the minute books of the Trust.

[Signature page follows]

The foregoing resolutions are effective as of the date first written above.

/s/ J. Kyle Bass
J. Kyle Bass
Trustee

/s/ Rhys J. Best
Rhys J. Best
Trustee

/s/ Daniel Hoverman
Daniel Hoverman
Trustee

/s/ R. David Kelly
R. David Kelly
Trustee

/s/ Jocelyn E. Kukulka
Jocelyn E. Kukulka
Trustee

/s/ Eduardo Margain
Eduardo Margain
Trustee